Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements

(1) Registration Statement (Form S-3 No. 333-86105, Form S-3 No. 333-35206, Form S-3 No. 333-72614, Form S-3 No. 333-82596, Form S-3 No. 333-101666, Form S-3 No. 333-107836, Form S-3 No. 333-118595, Form S-3 No. 333-121297, Form S-3 No. 333-128929, Form S-3 No. 333-133786, Form S-3 No. 333-139173, Form S-3 No. 333-111360, Form S-3 No. 333-122887 and Form S-3 No. 333-38282) of Discovery Laboratories, Inc. and in related Prospectuses

(2) Registration Statement (Form S-8 No. 333-148028) pertaining to the Discovery Laboratories, Inc. 2007 Long-Term Incentive Plan

(3) Registration Statement (Form S-8 No. 333-100824, Form S-8 No. 333-109274, Form S-8 No. 333-110412, Form S-8 No. 333-116268, Form S-8 No. 333-127790, Form S-8 No. 333-137643, Form S-8 No. 333-138476, Form S-8 No. 333-67422, Form S-8 No. 333-55900 and Form S-8 No. 333-33900) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Discovery Laboratories, Inc.

(4) Registration Statement (Form S-8 No. 333-59945) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Discovery Laboratories, Inc., Discovery Laboratories, Inc. 1996 Stock Option/Stock Issuance Plan and Acute Therapeutics, Inc. 1996 Stock Option/ Stock Issuance Plan

(5) Registration Statement (Form S-8 No. 333-37975) pertaining to the Restated 1993 Stock Option Plan of Ansan Pharmaceuticals, Inc. and the 1995 Stock Option Plan of Ansan Pharmaceuticals, Inc.

of our report dated March 10, 2008, with respect to the consolidated financial statements of Discovery Laboratories, Inc. and subsidiary and of our report dated March 10, 2008, with respect to the effectiveness of internal control over financial reporting of Discovery Laboratories, Inc. and subsidiary, included in this Annual Report (Form 10-K) of Discovery Laboratories, Inc. and subsidiary for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 10, 2008